Exhibit 99.1
Masimo Reports First Quarter 2020 Financial Results
Q1 2020 Highlights

■	Product revenue increased 16.9% to $269.6 million, or 17.5% on a constant currency basis;
■	GAAP net income per diluted share was $1.12; and
■	Non-GAAP net income per diluted share was $0.97.
Irvine, California, April 28, 2020 - Masimo (Nasdaq: MASI) today announced its financial results for the first quarter ended March 28, 2020.
First Quarter 2020 Results:
Total revenue, including royalty and other revenue, increased 16.4% to $269.6 million, compared to $231.7 million in the first quarter of 2019. Product revenue increased 16.9% to $269.6 million, or 17.5% on a constant currency basis, compared to $230.5 million in the first quarter of 2019. Shipments of noninvasive technology boards and monitors increased approximately 13.2% to 72,100 in the first quarter of 2020, compared to 63,700 in the first quarter of 2019.
GAAP operating margin for the first quarter 2020 was 25.6% compared to 24.2% in the first quarter of 2019. First quarter 2020 non-GAAP operating margin was 26.3% compared to 24.0% in the first quarter of 2019.
For the first quarter of 2020, GAAP net income was $64.5 million or $1.12 per diluted share. Non-GAAP net income was $55.9 million or $0.97 per diluted share. Total cash and short-term investments was $655.9 million as of March 28, 2020.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said “I am extremely proud of our team and feel fortunate that we were able to respond to the demand of our customers during the first quarter and the month of April. We were there for our customers as they were on the front lines of the worldwide response to the COVID-19 pandemic. The passion of our team was on full display as we helped our customers save lives. Thanks to strong cooperation between the clinical community, local officials, federal regulators, our suppliers and our team, we were able to not only meet the high demand for our existing products, but also develop, manufacture and deliver an important new solution, Masimo SafetyNet, to deal with the COVID-19 surge in a transformative way. Hospitals can now monitor and manage their patients remotely anywhere, in any bed, including their own beds at home. Given the uncertainties around the COVID-19 pandemic and its potential impact on our business, we are no longer offering guidance for 2020. The potential positive impacts include increased demand for our products from both direct and OEM customers, which has continued into the first month of the second quarter. The potential negative impacts include potential interruptions in our manufacturing operation and our suppliers’ manufacturing operations, and potential reductions in future demand if there has been overbuying of our products due to the pandemic.”
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) constant currency product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP (net income) earnings per diluted share and (iv) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency adjustments.
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Royalty and other revenue, net of related costs.
We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Acquisition/Strategic investment-related costs, including depreciation and amortization.
In the event the Company acquires, invests in or divests certain business operations, there may be non-recurring gains, losses or expenses that will be recognized related to the assets and/or liabilities sold or acquired that are not representative of normal on-going cash flows. Furthermore, there may be depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition/strategic investment that does not reflect the normal on-going costs of operating our core business. We believe that exclusion of these gains, losses or costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements.
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds. We believe that exclusion of these gains (net of any related costs incurred in the period the award or settlement is recognized) and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or infrequent in nature.
Realized and unrealized gains or losses from foreign currency transactions.
We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.

Excess tax benefits from stock-based compensation.
Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.
First Quarter 2020 Actuals versus First Quarter 2019 Actuals

RECONCILIATION OF GAAP TO NON-GAAP CONSTANT CURRENCY PRODUCT REVENUE(1):
	Three Months Ended
(in thousands, except percentages)	March 28, 2020	March 30, 2019
GAAP product revenue	$269,625	$230,548
Non-GAAP constant currency adjustments:
Constant currency F/X adjustments	1,247	N/A
Total non-GAAP constant currency adjustments	1,247	N/A
Non-GAAP constant currency product revenue	$270,872	$230,548
Product revenue growth %
GAAP	16.9%
Non-GAAP constant currency	17.5%
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(1)	May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):
	Three Months Ended
	March 28, 2020		March 30, 2019
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$64,456	$1.12	$49,322	$0.87
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	—	—	(1,048)	(0.02)
Acquisition/strategic investment-related costs	2,447	0.04	361	0.01
Litigation settlement awards	(499)	(0.01)	—	—
Net realized and unrealized gains from foreign currency transactions	(588)	(0.01)	(534)	(0.01)
Tax impact of pre-tax non-GAAP adjustments above	(318)	(0.01)	359	0.01
Excess tax benefits from stock-based compensation	(9,609)	(0.17)	(3,432)	(0.06)
Total non-GAAP adjustments	(8,568)	(0.15)	(4,294)	(0.08)
Non-GAAP net income	$55,889	$0.97	$45,027	$0.79
Weighted average shares outstanding - diluted		57,585		56,799
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(1)	May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN(1):
	Three Months Ended
	March 28, 2020	March 30, 2019
(in thousands, except percentages)	$	$
GAAP operating income/margin	$69,010	$56,023
Non-GAAP adjustments:
Royalty and other revenue, net of related costs	—	(1,048)
Acquisition/strategic investment-related costs	2,447	361
Litigation settlement awards	(499)	—
Total non-GAAP adjustments	1,948	(688)
Non-GAAP operating income/margin	$70,958	$55,334
GAAP operating income/margin %	25.6%	24.2%
Non-GAAP operating income/margin %	26.3%	24.0%
__________________

(1)	May not foot due to rounding.
Conference Call
Masimo will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results. A live webcast of the call will be available online from the investor relations page of the Company’s website at www.masimo.com. The dial-in numbers are (833) 227-5837 for domestic callers and +1 (825) 312-2551 for international callers. The reservation code for both dial-in numbers is 9649388. After the live webcast, the call will be available on Masimo’s website through May 26, 2020. In addition, a telephonic replay of the call will be available through May 12, 2020. The replay dial-in numbers are (800) 585-8367 for domestic callers and +1 (416) 621-4642 for international callers. Please use reservation code 9649388.
About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes and reduce the cost of care. Masimo SET®Measure-through Motion and Low Perfusion™pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET®has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET®is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals listed in the 2019-20 U.S. News and World Report Best Hospitals Honor Roll.Masimo continues to refine SET®and in 2018, announced that SpO2 accuracy on RD SET®sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow®Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™(rainbow®PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root®Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine®Brain Function Monitoring, O3®Regional Oximetry, and ISA™Capnography with NomoLine®sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters®includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7®and Radius PPG™, portable devices like Rad-67™, fingertip pulse oximeters like MightySat®Rx, and devices available for use both in the hospital and at home, such as Rad-97™. Masimo hospital automation and connectivity solutions are centered around the Iris®platform, and include Iris Gateway™, Patient SafetyNet, Replica™, Halo ION™, UniView™, and Masimo SafetyNet™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.

Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; the impact of the COVID-19 pandemic; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
# # #

Investor Contact: Eli Kammerman	Media Contact: Irene Paigah
(949) 297-7077	(858) 859-7001
ekammerman@masimo.com	irenep@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	March 28, 2020	December 28, 2019
ASSETS
Current assets
Cash and cash equivalents	$605,916	$567,687
Short-term investments	50,000	120,000
Accounts receivable, net of allowance for doubtful accounts	152,846	132,433
Inventories	115,982	115,871
Other current assets	55,412	60,071
Total current assets	980,156	996,062
Lease receivable, noncurrent	51,680	49,936
Deferred costs and other contract assets	16,990	16,214
Property and equipment, net	253,156	219,552
Intangible assets, net	46,739	27,251
Goodwill	54,097	22,350
Deferred tax assets	36,152	35,972
Other non-current assets	35,575	28,791
Total assets	$1,474,545	$1,396,128
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$49,110	$54,548
Accrued compensation	36,812	54,705
Deferred revenue and other contract liabilities, current	34,478	25,939
Other current liabilities	36,892	37,027
Total current liabilities	157,292	172,219
Other non-current liabilities	63,975	56,035
Total liabilities	221,267	228,254
Commitments and contingencies
Stockholders’ equity
Common stock	54	54
Treasury stock	(526,951)	(526,580)
Additional paid-in capital	623,967	600,624
Accumulated other comprehensive loss	(9,181)	(6,718)
Retained earnings	1,165,389	1,100,494
Total stockholders’ equity	1,253,278	1,167,874
Total liabilities and stockholders’ equity	$1,474,545	$1,396,128

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 28, 2020	March 30, 2019
Revenue:
Product	$269,625	$230,548
Royalty and other revenue	—	1,116
Total revenue	269,625	231,664
Cost of goods sold	83,996	80,022
Gross profit	185,629	151,642
Operating expenses:
Selling, general and administrative	89,877	74,204
Research and development	27,241	21,415
Litigation settlement awards	(499)	—
Total operating expenses	116,619	95,619
Operating income	69,010	56,023
Non-operating income	3,346	3,886
Income before provision for income taxes	72,356	59,909
Provision for income taxes	7,900	10,587
Net income	$64,456	$49,322

Net income per share:
Basic	$1.20	$0.93
Diluted	$1.12	$0.87

Weighted-average shares used in per share calculations:
Basic	53,867	53,210
Diluted	57,585	56,799
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended
	March 28, 2020	March 30, 2019
Cost of goods sold	$131	$97
Selling, general and administrative	8,736	5,725
Research and development	2,405	1,495
Total	$11,272	$7,317

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Three Months Ended
	March 28, 2020	March 30, 2019
Cash flows from operating activities:
Net income	$64,456	$49,322
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,379	5,419
Stock-based compensation	11,272	7,317
Loss on disposal of property, equipment and intangibles	49	65
Provision for doubtful accounts	94	234
Benefit for deferred income taxes	—	(31)
Changes in operating assets and liabilities:
Increase in accounts receivable	(17,105)	(8,531)
Decrease in inventories	427	1,357
Decrease in other current assets	5,469	3,043
Increase in lease receivable, net	(1,747)	(3,104)
(Increase) decrease in deferred costs and other contract assets	(796)	7,120
Increase in other non-current assets	(51)	(115)
Decrease in accounts payable	(7,968)	(6,097)
Decrease in accrued compensation	(17,687)	(19,364)
Increase (decrease) in accrued liabilities	1,704	(2,736)
(Decrease) increase in income tax payable	(2,041)	5,566
(Decrease) increase in deferred revenue and other contract-related liabilities	(676)	2,377
Increase in other non-current liabilities	576	626
Net cash provided by operating activities	42,355	42,468
Cash flows from investing activities:
Maturities (purchases) of short-term investments, net	70,000	(180,000)
Purchases of property and equipment, net	(37,004)	(6,963)
Increase in intangible assets	(1,135)	(1,040)
Business combination, net of cash acquired	(47,250)	—
Net cash used in investing activities	(15,389)	(188,003)
Cash flows from financing activities:
Proceeds from issuance of common stock	13,044	6,288
Payroll tax withholdings on behalf of employees for vested equity awards	(1,424)	(123)
Repurchases of common stock	(371)	—
Net cash provided by financing activities	11,249	6,165
Effect of foreign currency exchange rates on cash	2	(261)
Net increase (decrease) in cash, cash equivalents and restricted cash	38,217	(139,631)
Cash, cash equivalents and restricted cash at beginning of period	568,075	552,641
Cash, cash equivalents and restricted cash at end of period	$606,292	$413,010